UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

MEDINA INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27211	84-1469319
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5805 State Bridge Road, Suite G-328, Duluth, Georgia 30097
(Address of Principal Executive Offices) (Zip Code)

(866) 883-3793
(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a.     Departure of Directors

Mr. Raimundo Dias resigned as a director of Medina International Holdings, Inc., a Colorado corporation (the “Company”), effective on August 18th, 2016. Mr.Dias’s resignation from the Boards of Directors of the Company did not result from any disagreement with the Company. Mr. Dias resigned for personal reasons stated in his letter, dated August 18th, 2016.

b.     Appointment of Directors

On August 24, 2016, upon the recommendation of the Nominating and Governance Committee of the Board of Directors of Medina International Holdings, Inc (the “Company,” and such board, the “Board’), the Board appointed Bart Siegel 65 as a new director in accordance with the Company’s Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medina International Holdings, Inc.

By:	/s/ Arturo Jake Sanchez
Name:	Arturo “Jake” Sanchez
Title:	CEO

Date: August 24th, 2016

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Resignation Letter